UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

Parsons Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-07782	95-3232481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14291 Park Meadow Drive, Suite 100
Chantilly, Virginia		20151
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 988-8500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	PSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2025, Parsons Corporation appointed John T. Martinez as the Corporation’s Chief Legal Officer (“CLO”) effective February 16, 2026, due to the retirement of Michael R. Kolloway, who has served as CLO since 2017 and will remain with the Corporation for a reasonable transition period.

Mr. Martinez has more than 25 years of legal experience and a proven track record of executive and C-Suite leadership. Mr. Martinez previously served as Chief Legal Officer and Corporate Secretary for Maximus, Inc. until his appointment with Parsons Corporation; as Vice President and General Counsel for GE Aerospace; and previously held successive General Counsel roles with Raytheon Technologies subsidiaries, including serving as Vice President and General Counsel for Raytheon Intelligence and Space, and Vice President and General Counsel for Raytheon Intelligence, Information and Services. Prior to his corporate experience, Mr. Martinez served in senior executive roles in the intelligence community at the Office of the Director of National Intelligence and the Central Intelligence Agency. He began his legal career as an assistant district attorney in the Manhattan District Attorney’s Office and as a litigator at Greenberg Traurig, LLP. He has a juris doctor from St. John’s University School of Law and a Bachelor of Arts degree from Pennsylvania State University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished as part of this Report pursuant to Item 5.02

99.1 Press Release Dated December 18, 2025, announcing the Company’s appointment of chief legal officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parsons Corporation

Date:	December 18, 2025	By:	/s/ Michael R. Kolloway
Michael R. Kolloway Chief Legal Officer